Exhibit 99.1

Federated Hermes, Inc. reports fourth quarter and full-year 2023 earnings
•Q4 2023 earnings per diluted share of $0.96; full-year 2023 EPS of $3.40
•Total assets under management at record $757.6 billion
•Board declares $0.28 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 25, 2024) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) for Q4 2023 of $0.96, compared to $0.63 for the same quarter last year, on net income of $82.2 million for Q4 2023, compared to $56.5 million for Q4 2022. Full-year 2023 EPS was $3.40, compared to $2.65 for 2022 on net income of $299.0 million for 2023, compared to $239.5 million for 2022.
Federated Hermes' total managed assets were a record $757.6 billion at Dec. 31, 2023, up $88.7 billion or 13% from $668.9 billion at Dec. 31, 2022 and up $42.4 billion or 6% from $715.2 billion at Sept. 30, 2023. Average managed assets for Q4 2023 were $728.0 billion, up $94.4 billion or 15% from $633.6 billion reported for Q4 2022 and up $16.8 billion or 2% from $711.2 billion reported for Q3 2023.
"Federated Hermes' record assets at year-end were driven by another quarter of money market asset increases, as our liquidity products continued to provide a vital cash management resource for clients," said J. Christopher Donahue, president and chief executive officer. "In addition, as they navigated market volatility, investors turned to a diverse range of our active management strategies—from our fundamentally based MDT equity strategies to high-yield fixed-income to unconstrained credit alternatives."
Federated Hermes' board of directors declared a quarterly dividend of $0.28 per share. The dividend is payable on Feb. 15, 2024 to shareholders of record as of Feb. 8, 2024. During Q4 2023, Federated Hermes purchased 1,902,861 shares of Federated Hermes class B common stock for $61.0 million, bringing the total shares of Class B common stock purchased in 2023 to 5,318,442 shares for $178.0 million.
Federated Hermes' equity assets were $79.3 billion at Dec. 31, 2023, down $2.2 billion or 3% from $81.5 billion at Dec. 31, 2022 and up $2.0 billion or 3% from $77.3 billion at Sept. 30, 2023. Top-selling equity funds on a net basis during Q4 2023 were Federated Hermes MDT Large Cap Growth Fund, Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes International Small-Mid Company Fund, Federated Hermes U.S. SMID Equity Fund and Federated Hermes MDT Small Cap Core Fund.
Federated Hermes' fixed-income assets were $94.9 billion at Dec. 31, 2023, up $8.2 billion or 9% from $86.7 billion at Dec. 31, 2022 and up $5.1 billion or 6% from $89.8 billion at Sept. 30, 2023. Top-selling fixed-income funds on a net basis during Q4 2023 were Federated Hermes High Yield Bond Collective Investment Fund, Federated Hermes Sterling Cash Plus Fund, Federated Hermes Intermediate Municipal Fund, Federated Hermes Total Return Bond Collective Investment Fund and Federated Hermes Conservative Municipal Microshort Fund.
Federated Hermes' alternative/private markets assets were $20.6 billion at Dec. 31, 2023, down $0.2 billion or 1% from $20.8 billion at Dec. 31, 2022 and up $0.3 billion or 1% from $20.3 billion at Sept. 30, 2023.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q4 and full year 2023 earnings	Page 2 of 13
Federated Hermes' money market assets were a record $560.0 billion at Dec. 31, 2023, up $83.2 billion or 17% from $476.8 billion at Dec. 31, 2022 and up $34.9 billion or 7% from $525.1 billion at Sept. 30, 2023. Money market mutual fund assets were a record $406.2 billion at Dec. 31, 2023, up $70.3 billion or 21% from $335.9 billion at Dec. 31, 2022 and up $21.3 billion or 6% from $384.9 billion at Sept. 30, 2023. Federated Hermes' money market separate account assets were a record $153.8 billion at Dec. 31, 2023, up $12.9 billion or 9% from $140.9 billion at Dec. 31, 2022 and up $13.6 billion or 10% from $140.2 billion at Sept. 30, 2023.
Financial Summary
Q4 2023 vs. Q4 2022
Revenue increased $17.6 million or 5% primarily due to an increase in revenue from higher average money market assets and an increase in total carried interest and performance fees of $6.4 million, including an increase of $2.5 million of carried interest from consolidated carried interest vehicles, which is offset in compensation expense. These increases were partially offset by a decrease in revenue from lower average equity assets.
During Q4 2023, Federated Hermes derived 50% of its revenue from money market assets, 49% from long-term assets (29% from equity assets, 12% from fixed-income assets and 8% from alternative/private markets and multi-asset) and 1% from sources other than managed assets.
Operating expenses decreased $21.2 million or 7% primarily due to an intangible asset impairment in Q4 2022.
Nonoperating income (expenses), net increased $3.3 million primarily due to an increase in investment yields due to rising interest rates.
Q4 2023 vs. Q3 2023
Revenue decreased $11.2 million or 3% primarily due to a decrease in revenue from lower average equity assets and a decrease in total carried interest and performance fees of $5.2 million, including a decrease of $5.5 million of carried interest from consolidated carried interest vehicles, which is offset in compensation expense. These decreases were partially offset by an increase in revenue from higher average money market assets.
Operating expenses decreased $12.3 million or 4% primarily due to decreased compensation expense from consolidated carried interest vehicles of $5.5 million and decreased incentive compensation.
Nonoperating income (expenses), net increased $15.2 million primarily due to an increase in the market value of investments in Q4 2023 compared to a decrease in Q3 2023.
2023 vs. 2022
Revenue increased $163.8 million or 11% primarily due to an increase in revenue from higher average money market assets, the elimination of voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers), and an increase in total carried interest and performance fees of $55.4 million, including $34.4 million of carried interest from consolidated carried interest vehicles, which is offset in compensation expense. For further information on the waivers, see “Impact of voluntary yield-related fee waivers” below. These increases were partially offset by a decrease in revenue due to lower average long-term assets.
During 2023, Federated Hermes derived 52% of its revenue from long-term assets (30% from equity assets, 12% from fixed-income assets and 10% from alternative/private markets and multi-asset), 47% from money market assets and 1% from sources other than managed assets.

Federated Hermes reports Q4 and full-year 2023 earnings	Page 3 of 13
Operating expenses increased by $113.0 million or 10% primarily due to increased distribution expenses predominantly from lower voluntary yield-related fee waivers, an increase in compensation expense primarily due to consolidated carried interest vehicles of $34.2 million and an increase in other expense due to fund reorganization costs. These increases were partially offset by a decrease in expense due to an intangible asset impairment in the prior year.
Nonoperating income (expenses), net increased $54.4 million primarily due to an increase in the market value of investments in 2023 compared to a decrease in the market value of investments in 2022 and an increase in investment yields due to rising interest rates.
Impact of voluntary yield-related fee waivers
There were no voluntary yield-related fee waivers during 2023. During 2022, voluntary yield-related fee waivers totaled $85.3 million. These fee waivers were largely offset by related reductions in distribution expenses of $66.5 million, such that the net negative pre-tax impact to Federated Hermes was $18.8 million for 2022.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Jan. 26, 2024. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, visit FederatedHermes.com/us at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Jan. 26, 2024. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 49692. The online replay will be available via FederatedHermes.com/us for one year.
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $757.6 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 10,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 9% of money market fund managers and the top 11% of fixed-income fund managers2. Federated Hermes also ranks as the 8th-largest manager of model-delivered separately managed accounts3. For more information, including an analyst presentation, visit FederatedHermes.com/us.
###
1) As of Dec. 31, 2023.
2) Morningstar, Dec. 31, 2023. Based on U.S. fund flows rankings.
3) Money Management Institute/Cerulli Associates, Q3 2023.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.

Federated Hermes reports Q4 and full year 2023 earnings	Page 4 of 13
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, interest rates and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,”
“forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,”
“intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,”
“achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain product demand, the timing and level of product sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and
Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q4 and full-year 2023 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2022 to Q4 2023	Quarter Ended	% Change Q3 2023 to Q4 2023
	Dec. 31, 2023	Dec. 31, 2022		Sept. 30, 2023
Revenue
Investment advisory fees, net	$264,693	$256,949	3%	$276,771	(4)%
Administrative service fees, net	90,930	75,847	20	88,023	3
Other service fees, net	35,874	41,103	(13)	37,862	(5)
Total Revenue	391,497	373,899	5	402,656	(3)

Operating Expenses
Compensation and related	127,504	123,994	3	139,123	(8)
Distribution	90,940	90,718	0	89,838	1
Systems and communications	20,944	20,549	2	21,213	(1)
Professional service fees	16,632	16,100	3	17,561	(5)
Office and occupancy	10,159	10,905	(7)	10,632	(4)
Advertising and promotional	9,684	6,967	39	3,857	151
Travel and related	4,308	3,913	10	4,034	7
Intangible asset related	3,676	34,746	(89)	3,451	7
Other	5,080	2,258	125	11,523	(56)
Total Operating Expenses	288,927	310,150	(7)	301,232	(4)
Operating Income	102,570	63,749	61	101,424	1

Nonoperating Income (Expenses)
Investment income (loss), net	17,418	14,413	21	2,722	NM
Debt expense	(3,142)	(3,200)	(2)	(3,133)	0
Other, net	461	191	141	(8)	NM
Total Nonoperating Income (Expenses), net	14,737	11,404	29	(419)	NM
Income before income taxes	117,307	75,153	56	101,005	16
Income tax provision	31,260	13,518	131	26,739	17
Net income including the noncontrolling interests in subsidiaries	86,047	61,635	40	74,266	16
Less: Net income attributable to the noncontrolling interests in subsidiaries	3,869	5,138	(25)	(760)	NM
Net Income	$82,178	$56,497	45%	$75,026	10%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$0.96	$0.63	52%	$0.86	12%
Weighted-Average Shares Outstanding
Basic	81,961	84,731		83,710
Diluted	81,973	84,743		83,710
Dividends Declared Per Share	$0.28	$0.27		$0.28
1)     Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $3.6 million, $2.8 million and $3.3 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Dec. 31, 2023, Dec. 31, 2022 and Sept. 30, 2023, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q4 and full year 2023 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended
	Dec. 31, 2023	Dec. 31, 2022	% Change
Revenue
Investment advisory fees, net	$1,115,783	$1,011,631	10%
Administrative service fees, net—affiliates	343,332	294,557	17
Other service fees, net	150,459	139,626	8
Total Revenue	1,609,574	1,445,814	11

Operating Expenses
Compensation and related	563,388	512,713	10
Distribution	371,198	314,554	18
Systems and communications	84,203	77,783	8
Professional service fees	69,514	57,747	20
Office and occupancy	45,069	43,361	4
Advertising and promotional	22,992	20,931	10
Travel and related	15,409	12,456	24
Intangible asset related	13,870	44,066	(69)
Other	36,382	25,407	43
Total Operating Expenses	1,222,025	1,109,018	10
Operating Income	387,549	336,796	15

Nonoperating Income (Expenses)
Investment income (loss), net	35,740	(19,723)	281
Debt expense	(12,519)	(11,073)	13
Other, net	562	222	153
Total Nonoperating Income (Expenses), net	23,783	(30,574)	178
Income before income taxes	411,332	306,222	34
Income tax provision	106,551	71,658	49
Net income including the noncontrolling interests in subsidiaries	304,781	234,564	30
Less: Net income attributable to the noncontrolling interests in subsidiaries	5,801	(4,932)	218
Net Income	$298,980	$239,496	25%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$3.40	$2.65	28%
Weighted-Average Shares Outstanding
Basic	83,858	85,762
Diluted	83,863	85,766
Dividends Declared Per Share	$1.11	$1.08
1)     Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $14.0 million and $11.8 million available to unvested restricted Federated Hermes shareholders for the years ended Dec. 31, 2023 and Dec. 31, 2022, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q4 and full-year 2023 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2023	Dec. 31, 2022
Assets
Cash and other investments	$560,675	$521,754
Other current assets	160,054	129,277
Intangible assets, net, including goodwill	1,216,605	1,209,574
Other long-term assets	164,510	159,874
Total Assets	$2,101,844	$2,020,479

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$287,343	$257,413
Long-term debt	347,843	347,581
Other long-term liabilities	312,561	307,972
Redeemable noncontrolling interests	25,845	61,821
Equity excluding treasury stock	1,649,655	1,411,055
Treasury stock	(521,403)	(365,363)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,101,844	$2,020,479

Federated Hermes reports Q4 and full year 2023 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Year Ended
	Dec. 31, 2023	Sept. 30, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022
Equity
Beginning assets	$77,315	$82,992	$74,684	$81,523	$96,716
Sales[1]	3,335	3,897	5,265	17,732	23,985
Redemptions[1]	(8,005)	(6,304)	(6,015)	(24,742)	(25,600)
Net sales (redemptions)[1]	(4,670)	(2,407)	(750)	(7,010)	(1,615)
Net exchanges	(6)	18	86	120	(59)
Impact of foreign exchange[2]	891	(532)	1,219	538	(1,621)
Market gains and (losses)[3]	5,761	(2,756)	6,284	4,120	(11,898)
Ending assets	$79,291	$77,315	$81,523	$79,291	$81,523

Fixed Income
Beginning assets	$89,765	$87,425	$85,365	$86,743	$97,550
Sales[1]	7,594	8,277	5,920	26,809	28,016
Redemptions[1]	(6,669)	(5,133)	(9,755)	(23,892)	(34,726)
Net sales (redemptions)[1]	925	3,144	(3,835)	2,917	(6,710)
Net exchanges	7	(25)	(142)	(113)	(64)
Acquisitions/(dispositions)	0	0	3,524	0	3,524
Impact of foreign exchange[2]	143	(96)	239	128	(321)
Market gains and (losses)[3]	4,080	(683)	1,592	5,245	(7,236)
Ending assets	$94,920	$89,765	$86,743	$94,920	$86,743

Alternative / Private Markets
Beginning assets	$20,337	$21,602	$20,182	$20,802	$22,920
Sales[1]	700	660	1,127	3,268	3,833
Redemptions[1]	(755)	(866)	(1,190)	(3,158)	(3,715)
Net sales (redemptions)[1]	(55)	(206)	(63)	110	118
Net exchanges	(3)	(3)	(6)	(9)	1
Impact of foreign exchange[2]	836	(762)	1,513	981	(2,317)
Market gains and (losses)[3]	(564)	(294)	(824)	(1,333)	80
Ending assets	$20,551	$20,337	$20,802	$20,551	$20,802

Multi-asset
Beginning assets	$2,728	$2,922	$2,902	$2,989	$3,780
Sales[1]	34	30	72	144	243
Redemptions[1]	(142)	(119)	(165)	(548)	(572)
Net sales (redemptions)[1]	(108)	(89)	(93)	(404)	(329)
Net exchanges	8	0	2	11	8
Market gains and (losses)[3]	239	(105)	178	271	(470)
Ending assets	$2,867	$2,728	$2,989	$2,867	$2,989

Total Long-term Assets
Beginning assets	$190,145	$194,941	$183,133	$192,057	$220,966
Sales[1]	11,663	12,864	12,384	47,953	56,077
Redemptions[1]	(15,571)	(12,422)	(17,125)	(52,340)	(64,613)
Net sales (redemptions)[1]	(3,908)	442	(4,741)	(4,387)	(8,536)
Net exchanges	6	(10)	(60)	9	(114)
Acquisitions/(dispositions)	0	0	3,524	0	3,524
Impact of foreign exchange[2]	1,870	(1,390)	2,971	1,647	(4,259)
Market gains and (losses)[3]	9,516	(3,838)	7,230	8,303	(19,524)
Ending assets	$197,629	$190,145	$192,057	$197,629	$192,057
1)     For certain accounts, including separately managed accounts, institutional accounts, certain sub-advised funds and other managed products, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q4 and full-year 2023 earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Dec. 31, 2023
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$40,801	$36,514	$42,569	$47,196	$12,409	$7,928	$2,599	$129	$98,378	$91,767
Sales	1,979	1,356	3,538	4,056	448	252	34	0	5,999	5,664
Redemptions	(4,189)	(3,816)	(4,526)	(2,143)	(724)	(31)	(139)	(3)	(9,578)	(5,993)
Net sales (redemptions)	(2,210)	(2,460)	(988)	1,913	(276)	221	(105)	(3)	(3,579)	(329)
Net exchanges	(16)	10	4	3	(3)	0	8	0	(7)	13
Impact of foreign exchange[2]	414	477	99	44	489	347	0	0	1,002	868
Market gains and (losses)[3]	3,524	2,237	2,224	1,856	(240)	(324)	228	11	5,736	3,780
Ending assets	$42,513	$36,778	$43,908	$51,012	$12,379	$8,172	$2,730	$137	$101,530	$96,099

	Year Ended
	Dec. 31, 2023
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$43,342	$38,181	$43,180	$43,563	$13,050	$7,752	$2,851	$138	$102,423	$89,634
Sales	9,038	8,694	14,739	12,070	2,272	996	142	2	26,191	21,762
Redemptions	(13,987)	(10,755)	(16,608)	(7,284)	(2,878)	(280)	(530)	(18)	(34,003)	(18,337)
Net sales (redemptions)	(4,949)	(2,061)	(1,869)	4,786	(606)	716	(388)	(16)	(7,812)	3,425
Net exchanges	69	51	(91)	(22)	14	(23)	11	0	3	6
Impact of foreign exchange[2]	345	193	95	33	585	396	0	0	1,025	622
Market gains and (losses)[3]	3,706	414	2,593	2,652	(664)	(669)	256	15	5,891	2,412
Ending assets	$42,513	$36,778	$43,908	$51,012	$12,379	$8,172	$2,730	$137	$101,530	$96,099
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q4 and full year 2023 earnings	Page 10 of 13
Unaudited Changes in Long-Term Assets - By Product Type
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2023	Sept. 30, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022

Total Fund Assets
Beginning assets	$98,378	$104,387	$100,993	$102,423	$135,294
Sales	5,999	5,413	8,274	26,191	34,002
Redemptions	(9,578)	(8,018)	(12,559)	(34,003)	(48,712)
Net sales (redemptions)	(3,579)	(2,605)	(4,285)	(7,812)	(14,710)
Net exchanges	(7)	0	(32)	3	(85)
Impact of foreign exchange[1]	1,002	(798)	1,810	1,025	(2,624)
Market gains and (losses)[2]	5,736	(2,606)	3,937	5,891	(15,452)
Ending assets	$101,530	$98,378	$102,423	$101,530	$102,423

Total Separate Accounts Assets[3]
Beginning assets	$91,767	$90,554	$82,140	$89,634	$85,672
Sales[4]	5,664	7,451	4,110	21,762	22,075
Redemptions[4]	(5,993)	(4,404)	(4,566)	(18,337)	(15,901)
Net sales (redemptions)[4]	(329)	3,047	(456)	3,425	6,174
Net exchanges	13	(10)	(28)	6	(29)
Acquisitions/(dispositions)	0	0	3,524	0	3,524
Impact of foreign exchange[1]	868	(592)	1,161	622	(1,635)
Market gains and (losses)[2]	3,780	(1,232)	3,293	2,412	(4,072)
Ending assets	$96,099	$91,767	$89,634	$96,099	$89,634

Total Long-term Assets[3]
Beginning assets	$190,145	$194,941	$183,133	$192,057	$220,966
Sales[4]	11,663	12,864	12,384	47,953	56,077
Redemptions[4]	(15,571)	(12,422)	(17,125)	(52,340)	(64,613)
Net sales (redemptions)[4]	(3,908)	442	(4,741)	(4,387)	(8,536)
Net exchanges	6	(10)	(60)	9	(114)
Acquisitions/(dispositions)	0	0	3,524	0	3,524
Impact of foreign exchange[1]	1,870	(1,390)	2,971	1,647	(4,259)
Market gains and (losses)[2]	9,516	(3,838)	7,230	8,303	(19,524)
Ending assets	$197,629	$190,145	$192,057	$197,629	$192,057
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q4 and full-year 2023 earnings	Page 11 of 13

Unaudited Managed Assets (in millions)	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023	Dec. 31, 2022
By Asset Class
Equity	$79,291	$77,315	$82,992	$83,629	$81,523
Fixed-income	94,920	89,765	87,425	87,461	86,743
Alternative / private markets	20,551	20,337	21,602	21,174	20,802
Multi-asset	2,867	2,728	2,922	2,973	2,989
Total long-term assets	197,629	190,145	194,941	195,237	192,057
Money market	559,993	525,085	509,017	505,800	476,844
Total Managed Assets	$757,622	$715,230	$703,958	$701,037	$668,901

By Product Type
Funds:
Equity	$42,513	$40,801	$44,383	$44,732	$43,342
Fixed-income	43,908	42,569	43,884	43,616	43,180
Alternative / private markets	12,379	12,409	13,338	13,040	13,050
Multi-asset	2,730	2,599	2,782	2,832	2,851
Total long-term assets	101,530	98,378	104,387	104,220	102,423
Money market	406,166	384,896	364,014	357,346	335,937
Total Fund Assets	$507,696	$483,274	$468,401	$461,566	$438,360
Separate Accounts:
Equity	$36,778	$36,514	$38,609	$38,897	$38,181
Fixed-income	51,012	47,196	43,541	43,845	43,563
Alternative / private markets	8,172	7,928	8,264	8,134	7,752
Multi-asset	137	129	140	141	138
Total long-term assets	96,099	91,767	90,554	91,017	89,634
Money market	153,827	140,189	145,003	148,454	140,907
Total Separate Account Assets	$249,926	$231,956	$235,557	$239,471	$230,541
Total Managed Assets	$757,622	$715,230	$703,958	$701,037	$668,901

Federated Hermes reports Q4 and full year 2023 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023	Dec. 31, 2022
By Asset Class
Equity	$76,009	$82,203	$83,025	$84,155	$79,544
Fixed-income	91,927	88,677	87,504	88,209	87,849
Alternative / private markets	20,623	21,413	21,411	20,938	20,926
Multi-asset	2,744	2,861	2,929	3,012	2,988
Total long-term assets	191,303	195,154	194,869	196,314	191,307
Money market	536,727	516,046	510,418	483,083	442,334
Total Avg. Managed Assets	$728,030	$711,200	$705,287	$679,397	$633,641
By Product Type
Funds:
Equity	$40,296	$43,687	$44,218	$45,055	$43,131
Fixed-income	42,705	43,437	43,827	43,961	44,099
Alternative / private markets	12,571	13,184	13,181	13,062	13,140
Multi-asset	2,615	2,724	2,787	2,869	2,855
Total long-term assets	98,187	103,032	104,013	104,947	103,225
Money market	392,946	373,088	362,608	333,358	309,232
Total Avg. Fund Assets	$491,133	$476,120	$466,621	$438,305	$412,457
Separate Accounts:
Equity	$35,713	$38,516	$38,807	$39,100	$36,413
Fixed-income	49,222	45,240	43,677	44,248	43,750
Alternative / private markets	8,052	8,229	8,230	7,876	7,786
Multi-asset	129	137	142	143	133
Total long-term assets	93,116	92,122	90,856	91,367	88,082
Money market	143,781	142,958	147,810	149,725	133,102
Total Avg. Separate Account Assets	$236,897	$235,080	$238,666	$241,092	$221,184
Total Avg. Managed Assets	$728,030	$711,200	$705,287	$679,397	$633,641

Federated Hermes reports Q4 and full-year 2023 earnings	Page 13 of 13

Unaudited Average Managed Assets	Year Ended
(in millions)	Dec. 31, 2023	Dec. 31, 2022
By Asset Class
Equity	$81,348	$84,793
Fixed-income	89,079	89,776
Alternative / private markets	21,096	21,799
Multi-asset	2,887	3,273
Total long-term assets	194,410	199,641
Money market	511,568	432,992
Total Avg. Managed Assets	$705,978	$632,633
By Product Type
Funds:
Equity	$43,314	$47,047
Fixed-income	43,482	50,043
Alternative / private markets	12,999	13,903
Multi-asset	2,749	3,130
Total long-term assets	102,544	114,123
Money market	365,500	294,490
Total Avg. Fund Assets	$468,044	$408,613
Separate Accounts:
Equity	$38,034	$37,746
Fixed-income	45,597	39,733
Alternative / private markets	8,097	7,896
Multi-asset	138	143
Total long-term assets	91,866	85,518
Money market	146,068	138,502
Total Avg. Separate Account Assets	$237,934	$224,020
Total Avg. Managed Assets	$705,978	$632,633